UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Indiana	0-54876	80-0694246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana 47025

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2018, in connection with the transactions contemplated by the Agreement and Plan of Merger by and Between Civista Bancshares, Inc. (“Civista”), Civista Bank, United Community Bancorp and United Community Bank, dated as of March 11, 2018 (the “Merger”), David Z. Rosen, entered into Settlement Agreement with Civista, Civista Bank, United Community and United Community Bank. The Settlement Agreement provides that, on the closing date of the proposed Merger, if Mr. Rosen has not voluntarily terminated his employment with United Community and United Community Bank and has not been terminated for “cause” (as such term is defined in their existing change in control agreement with United Community and United Community Bank), Civista shall pay Mr. Rosen a lump-sum cash amount equal to the total of $199,824.90, in full satisfaction of the payment obligations of Civista and Civista Bank under Mr. Rosen’s existing change in control agreement with United Community and United Community Bank, less applicable tax withholdings. The payment of such lump-sum cash amount is subject to reduction to the extent necessary to ensure that no portion of such payment will be subject to the excise tax imposed under Section 4999 of the Code. A form of the Settlement Agreement for Mr. Rosen is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated June 5, 2018, by and among Civista Bancshares, Inc., Civista Bank, United Community Bancorp, United Community Bank and David Z. Rosen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: June 8, 2018	By:	/s/ Elmer G. McLaughlin
Elmer G. McLaughlin
President and Chief Executive Officer

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